Exhibit 99.1

New Residential Investment Corp. Announces Second Quarter 2021 Results

NEW YORK - (BUSINESS WIRE) — New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the second quarter ended June 30, 2021:

Second Quarter 2021 Financial Highlights:

•GAAP Net Income of $121.3 million, or $0.26 per diluted common share(1)
•$107.7 million Pre-Tax Income from Origination and Servicing(2)
•Core Earnings of $146.6 million, or $0.31 per diluted common share(1)(3)
•Common Dividend of $93.3 million, or $0.20 per common share(1)
•Book Value per common share of $11.27(1)
•$956.2 million of cash as of June 30, 2021

	Q2 2021		Q1 2021
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.26		$0.65
GAAP Net Income	$121.3	million	$277.6	million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.31		$0.34
Core Earnings(3)	$146.6	million	$144.8	million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.20		$0.20
Common Dividend	$93.3	million	$82.9	million

“Heading into the second half of 2021, we are very excited about the positioning of our company,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “The combined performance of our investment portfolio and operating business lines enabled us to deliver stable book value and good earnings during the quarter. Looking ahead, the focus of our investment business will continue to be on our core assets, including MSRs, call rights and loans. During the second quarter, we saw a slowdown in amortization in our MSR portfolio, which we believe will provide more cash flows and higher earnings as we go forward. We also expect our robust origination platform to more than offset amortization and create more MSRs. Our continued focus on driving higher recapture rates along with technology advancements should also help to create more earnings going forward.”

“In addition, we announced the agreement to acquire Caliber Home Loans, Inc. during the second quarter and, as previously announced, are on track to close that acquisition in the third quarter. We believe the combination of Newrez and Caliber will propel our operating strategy forward, adding incremental earnings, talent and asset creation opportunities to our platform. We look forward to the close of that transaction,” added Mr. Nierenberg.

Second Quarter 2021 Company Highlights:
•Corporate Highlights
•Announced agreement to acquire Caliber Home Loans Inc. (“Caliber”), a leading mortgage originator and servicer
•Raised $522.4 million of gross proceeds in a 51.7 million share common stock offering on April 19, 2021, which had an approximate ($0.03) impact on GAAP and Core EPS for the second quarter of 2021(4)

•Origination
•Segment pre-tax income of $75.4 million (down 61% QoQ and down 58% YoY)(2)
•Quarterly origination funded production of $23.5 billion in unpaid principal balance (“UPB”) (down 14% QoQ and up 184% YoY)
•Total gain on sale margin of 1.31% for the second quarter of 2021 compared to 1.43% for the first quarter of 2021

•Servicing
•Quarterly segment pre-tax net income of $32.3 million (up 2% QoQ and up 33% YoY)(2)
•Servicing portfolio grew to $305.9 billion in UPB (flat QoQ and up 10% YoY)

•Mortgage Servicing Rights (“MSRs”) and Servicer Advances
•MSR portfolio totaled approximately $489 billion UPB as of June 30, 2021 compared to $515 billion UPB as of March 31, 2021(5)
•Servicer advance balances of $3.2 billion as of June 30, 2021, compared to $3.4 billion as of March 31, 2021
•Issued one MSR debt securitization for $358 million

•Residential Securities and Call Rights
•Purchased $650 million (net face value) of agency securities
•Called non-agency collateral of $666 million UPB(6)

•Residential Loans
•Securitized $270 million (face value) of residential loans
•Bought $241 million of early buyout (“EBO”) loans
•Grew single-family rental portfolio by approximately 600 units

•Financing and Leverage
•Overall leverage of 3.5x, unchanged from March 31, 2021(7)
•Leverage excluding agency securities of 1.1x, unchanged from March 31, 2021

•Third Quarter 2021 Commentary(8)
•Estimated Newrez and Caliber Q3’21 Funded Origination Volume of approximately $40 billion to $45 billion UPB(9)
•Estimated Newrez and Caliber Q3’21 Servicing Portfolio UPB of approximately $465 billion to $475 billion UPB(9)
•Sold $5.4 billion (net face value) of agency securities(10)
•Sold $880 million (face value) of residential loans(10)
•Priced one MSR debt securitization for $418 million(10)

(1)Per common share calculations for both GAAP Net Income and Core Earnings are based on 472,729,245 and 429,491,379 weighted average diluted shares during the quarter ended June 30, 2021 and March 31, 2021, respectively. Per share calculations of both Common Dividend and Book Value are based on 466,579,920 and 414,797,263 basic common shares outstanding as of June 30, 2021 and March 31, 2021, respectively.

(2)Includes non-controlling interests.

(3)Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.
(4)Includes exercise of underwriters’ option to purchase additional shares of common stock (6,725,000 shares).

(5)Includes excess and full MSRs.

(6)Call rights UPB estimated as of June 30, 2021. The UPB of the loans relating to our call rights may be materially lower than the estimates in this release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights and, as a result, we may not be able to exercise such rights on favorable terms or at all. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(7)Represents recourse leverage. Excludes non-recourse leverage, including outstanding consumer debt, servicer advance debt, SAFT 2013-1 and MDST Trusts mortgage backed securities issued, and Shellpoint non-agency RMBS.

(8)Based on management’s current views and estimates, and actual results may vary materially.

(9)Q3'21 estimates for combined Newrez and Caliber origination activity based upon estimated full quarter production volumes for the third quarter 2021. Q3’21 estimates for combined Newrez and Caliber servicing portfolio based on quarter-end (09/30/21) estimated portfolio size. Both estimates assume the close of the acquisition of Caliber in the third quarter of 2021.

(10)Represents activity from July 1, 2021 through July 28, 2021.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Thursday, July 29, 2021 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-777-2509 (from within the U.S.) or 1-412-317-5413 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2021 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10158775/eb457ddacb.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 5, 2021 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “10158775.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2020
Revenues
Interest income	$253,677	$253,735	$507,412	$634,571
Servicing revenue, net of change in fair value	(86,511)	513,548	427,037	(379,574)
Gain on originated mortgage loans, held-for-sale, net	286,885	403,434	690,319	478,561
	454,051	1,170,717	1,624,768	733,558
Expenses
Interest expense	106,539	118,905	225,444	333,258
General and administrative expenses	367,716	362,505	730,221	567,736
Management fee to affiliate	23,677	22,162	45,839	44,200
	497,932	503,572	1,001,504	945,194
Other Income (Loss)
Change in fair value of investments	200,383	(265,566)	(65,183)	(463,500)
Gain (loss) on settlement of investments, net	(76,304)	(11,978)	(88,282)	(874,538)
Other income (loss), net	30,043	(9,613)	20,430	(39,976)
	154,122	(287,157)	(133,035)	(1,378,014)
Impairment
Provision (reversal) for credit losses on securities	(1,756)	(894)	(2,650)	19,015
Valuation and credit loss provision (reversal) on loans and real estate owned	(32,652)	(18,713)	(51,365)	103,920
	(34,408)	(19,607)	(54,015)	122,935
Income (Loss) Before Income Taxes	144,649	399,595	544,244	(1,712,585)
Income tax expense (benefit)	(1,077)	98,259	97,182	(149,459)
Net Income (Loss)	$145,726	$301,336	$447,062	$(1,563,126)
Noncontrolling interests in income of consolidated subsidiaries	10,053	9,394	19,447	22,478
Dividends on preferred stock	14,358	14,358	28,716	25,579
Net Income (Loss) Attributable to Common Stockholders	$121,315	$277,584	$398,899	$(1,611,183)

Net Income (Loss) Per Share of Common Stock
Basic	$0.27	$0.67	$0.92	$(3.88)
Diluted	$0.26	$0.65	$0.88	$(3.88)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	456,312,486	414,795,505	435,668,683	415,625,468
Diluted	472,729,245	429,491,379	451,229,665	415,625,468

Dividends Declared per Share of Common Stock	$0.20	$0.20	$0.40	$0.15

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2021 (Unaudited)	December 31, 2020
Assets
Excess mortgage servicing rights assets, at fair value	$378,488	$410,855
Mortgage servicing rights, at fair value	3,800,593	3,489,675
Mortgage servicing rights financing receivables, at fair value	989,836	1,096,166
Servicer advance investments, at fair value	502,533	538,056
Real estate and other securities	14,956,889	14,244,558
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,210,077	1,359,754
Residential mortgage loans, held-for-sale ($6,744,443 and $4,705,816 at fair value, respectively)	7,088,441	5,215,703
Residential mortgage loans subject to repurchase	1,308,242	1,452,005
Cash and cash equivalents	956,242	944,854
Restricted cash	238,501	135,619
Servicer advances receivable	2,719,410	3,002,267
Receivable for investments sold	1,109,959	4,180
Other assets	1,991,186	1,358,422
	$37,250,397	$33,252,114
Liabilities and Equity
Liabilities
Secured financing agreements	$21,290,862	$17,547,680
Secured notes and bonds payable ($882,178 and $1,662,852 at fair value, respectively)	7,304,006	7,644,195
Residential mortgage loan repurchase liability	1,308,242	1,452,005
Unsecured senior notes, net of issuance costs	542,405	541,516
Payable for investments purchased	—	154
Due to affiliates	8,682	9,450
Dividends payable	100,495	90,128
Accrued expenses and other liabilities	529,554	537,302
	31,084,246	27,822,430
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 39,100,000 shares authorized, 33,610,000 issued and outstanding, $840,250 aggregate liquidation preference	812,992	812,992
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 466,579,920 and 414,744,518 issued and outstanding, respectively	4,667	4,148
Additional paid-in capital	6,059,186	5,547,108
Retained earnings (accumulated deficit)	(886,305)	(1,108,929)
Accumulated other comprehensive income	81,511	65,697
Total New Residential stockholders’ equity	6,072,051	5,321,016
Noncontrolling interests in equity of consolidated subsidiaries	94,100	108,668
Total equity	6,166,151	5,429,684
	$37,250,397	$33,252,114

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of the Shellpoint Partners LLC (“Shellpoint”) acquisition, the Company, through its wholly owned subsidiary, Newrez, originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on the Company’s operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by Newrez, net of unrealized gains and losses on MSR hedges owned by Newrez, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2020
Net income (loss) attributable to common stockholders	$121,315	$277,584	$398,899	$(1,611,183)
Adjustments for non-core earnings:
Impairment	(34,408)	(19,607)	(54,015)	122,935
Change in fair value of investments	(98,766)	(275,419)	(374,185)	928,016
Loss on settlement of investments, net	120,212	31,335	151,547	892,853
Other (income) loss, net	14,226	24,339	38,565	90,950
Other income and impairment attributable to non-controlling interests	(1,473)	(4,511)	(5,984)	(2,947)
Non-capitalized transaction-related expenses	9,905	10,623	20,528	31,097
Preferred stock management fee to affiliate	3,048	3,048	6,096	5,343
Deferred taxes	6,965	85,230	92,195	(141,640)
Interest income on residential mortgage loans, held-for-sale	7,073	7,570	14,643	20,567
Adjust consumer loans to level yield	—	—	—	(1,510)
Core earnings of equity method investees:
Excess mortgage servicing rights	(1,463)	4,576	3,113	4,090
Core earnings	$146,634	$144,768	$291,402	$338,571

Net income (loss) per diluted share	$0.26	$0.65	$0.88	$(3.88)
Core earnings per diluted share	$0.31	$0.34	$0.65	$0.81

Weighted average number of shares of common stock outstanding, diluted	472,729,245	429,491,379	451,229,665	415,625,468

NET INCOME BY SEGMENT

	Servicing and Origination			Residential Securities and Loans
Second Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Interest income	$31,262	$251	65,980	$97,960	$33,294	$24,930	$253,677
Servicing revenue, net	(5,077)	112,464	(193,898)	—	—	—	(86,511)
Gain on originated mortgage loans, held-for-sale, net	268,539	1,849	3,309	(3,638)	16,826	—	286,885
Total revenues	294,724	114,564	(124,609)	94,322	50,120	24,930	454,051
Interest expense	18,960	66	44,538	13,630	17,463	11,882	106,539
G&A and other	200,551	82,164	54,916	1,034	20,968	31,760	391,393
Total operating expenses	219,511	82,230	99,454	14,664	38,431	43,642	497,932
Change in fair value of investments	—	—	(38,798)	119,565	121,242	(1,626)	200,383
Gain (loss) on settlement of investments, net	—	—	1,568	(76,270)	(1,254)	(348)	(76,304)
Other income (loss), net	138	—	7,659	—	18,206	4,040	30,043
Total other income (loss)	138	—	(29,571)	43,295	138,194	2,066	154,122
Impairment	—	—	—	(1,756)	(32,652)	—	(34,408)
Income (loss) before income taxes	75,351	32,334	(253,634)	124,709	182,535	(16,646)	144,649
Income tax expense (benefit)	19,029	8,101	(45,516)	—	17,288	21	(1,077)
Net income (loss)	56,322	24,233	(208,118)	124,709	165,247	(16,667)	145,726
Noncontrolling interests in income (loss) of consolidated subsidiaries	3,268	—	(1,868)	—	—	8,653	10,053
Dividends on preferred stock	—	—	—	—	—	14,358	14,358
Net income (loss) attributable to common stockholders	$53,054	$24,233	$(206,250)	$124,709	$165,247	$(39,678)	$121,315

	Servicing and Origination			Residential Securities and Loans
First Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Interest income	$22,852	$474	$78,771	$89,850	$36,322	$25,466	$253,735
Servicing revenue, net	(8,110)	113,515	408,143	—	—	—	513,548
Gain on originated mortgage loans, held-for-sale, net	384,423	809	(8,344)	13,398	13,148	—	403,434
Total revenues	399,165	114,798	478,570	103,248	49,470	25,466	1,170,717
Interest expense	18,063	70	51,832	15,720	21,276	11,944	118,905
G&A and other	189,926	84,239	61,489	1,156	17,686	30,171	384,667
Total operating expenses	207,989	84,309	113,321	16,876	38,962	42,115	503,572
Change in fair value of investments	—	—	(27,602)	(292,134)	60,174	(6,004)	(265,566)
Gain (loss) on settlement of investments, net	—	—	(13,063)	(28,356)	29,441	—	(11,978)
Other income (loss), net	59	1,102	7,374	(1,686)	(13,626)	(2,836)	(9,613)
Total other income (loss)	59	1,102	(33,291)	(322,176)	75,989	(8,840)	(287,157)
Impairment	—	—	—	(894)	(18,713)	—	(19,607)
Income (loss) before income taxes	191,235	31,591	331,958	(234,910)	105,210	(25,489)	399,595
Income tax expense	36,386	7,915	38,596	—	15,303	59	98,259
Net income (loss)	154,849	23,676	293,362	(234,910)	89,907	(25,548)	301,336
Noncontrolling interests in income of consolidated subsidiaries	3,525	—	1,308	—	—	4,561	9,394
Dividends on preferred stock	—	—	—	—	—	14,358	14,358
Net income (loss) attributable to common stockholders	$151,324	$23,676	$292,054	$(234,910)	$89,907	$(44,467)	$277,584

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our focus on our core assets, anticipated increased cash flow and higher earnings from a slowdown in MSR portfolio amortization, ability of our origination platform to offset amortization and create more MSRs, ability to drive higher recapture rates and advance technology to help create more earnings going forward, ability to complete the acquisition of Caliber Home Loans, Inc. on a timely basis, ability to successfully integrate the businesses and realize the anticipated benefits of the acquisition of Caliber Home Loans, Inc., our estimated Newrez and Caliber third quarter 2021 Funded Origination Value and Servicing Portfolio UPB, and ability to generate earnings for our shareholders. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s portfolio is composed of mortgage servicing related assets (including investments in operating entities consisting of servicing, origination, and affiliated businesses), residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, Newrez LLC, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3.7 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
212-479-3150
IR@NewResi.com